Exhibit 99.1

   CSS Industries, Inc. Reports Sales and Earnings for the Year and
                     Quarter Ended March 31, 2005

    PHILADELPHIA--(BUSINESS WIRE)--May 18, 2005--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the year and quarter ended March 31, 2005. Sales for fiscal year 2005 decreased 1% to $536,362,000 from $539,349,000, while net income increased 3% to $30,692,000, or $2.45 per diluted share, from $29,850,000, or $2.42 per diluted share, in fiscal 2004. Sales for the fourth quarter of 2005 increased 6% to $57,927,000 from $54,503,000 in fiscal 2004. The net loss decreased in the fourth quarter to $4,485,000, or $.38 per diluted share, from $7,724,000, or $.65 per diluted share, in fiscal 2004. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
    The 1% decline in sales for the year ended March 31, 2005 was the result of selling a product line during the previous year. For continuing businesses, increases in Christmas and everyday boxed cards were offset by lower sales of seasonal tissue and ribbons and bows. The improvement in net income per diluted share reflects lower selling, general and administrative and interest expenses, partially offset by lower sales volume and margins. Lower margins in fiscal 2005 reflected $2,300,000 of tissue duties and increased freight and material costs. For the quarter, sales increased 6% primarily as a result of increased everyday boxed greeting card sales. The net loss for the quarter improved by 42% compared to last year as a result of higher sales volume, improved gross margins and lower selling, general and administrative expenses.
    "We are disappointed with the results delivered for this fiscal year. Earnings per share, although in line with our previous guidance as included in our press release dated January 26, 2005, improved only 1% to $2.45 per diluted share from $2.42 in the prior year largely as a result of incremental tissue duties and increased freight and commodity material costs," commented David J. M. Erskine, CSS President and CEO. "The term of our collective bargaining agreement with the labor union representing predominantly our Cleo plant employees has expired. We have not reached agreement on a new contract. Assuming the successful resolution of this matter, we expect EPS growth of 20% to 25% for the fiscal year ending March 31, 2006. Improved operations, particularly in tissue, will contribute approximately half of the increase and the net effect of a recent share repurchase tender offer will account for the rest."

    All statements other than statements of historical fact included in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

    CSS' consolidated results of operations for the three months and year ended March 31, 2005 and 2004 and condensed consolidated balance sheets as of March 31, 2005 and 2004 follow:


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
                 -------------------------------------
                  CONSOLIDATED RESULTS OF OPERATIONS
                  ----------------------------------

(In thousands, except
 per share amounts)

                               Year Ended        Three Months Ended
                                March 31,             March 31,
                           ------------------- -----------------------
                             2005      2004       2005        2004
                           --------- --------- ----------- -----------
                                               (Unaudited) (Unaudited)

SALES                      $536,362  $539,349     $57,927     $54,503
                           --------- --------- ----------- -----------

COSTS AND EXPENSES
     Cost of sales          397,538   395,878      44,268      45,160
     Selling, general and
      administrative
      expenses               89,997    94,198      21,013      21,162
     Interest expense, net    2,374     3,402         342         528
     Rental and other
      income, net              (665)     (426)        (22)       (116)
                           --------- --------- ----------- -----------

                            489,244   493,052      65,601      66,734
                           --------- --------- ----------- -----------

INCOME (LOSS) BEFORE
 INCOME TAXES                47,118    46,297      (7,674)    (12,231)

INCOME TAX EXPENSE
 (BENEFIT)                   16,426    16,447      (3,189)     (4,507)
                           --------- --------- ----------- -----------

NET INCOME (LOSS)           $30,692   $29,850     $(4,485)    $(7,724)
                           ========= ========= =========== ===========

NET INCOME (LOSS) PER
 COMMON SHARE
     Basic                    $2.58     $2.54       $(.38)      $(.65)
                           ========= ========= =========== ===========
     Diluted                  $2.45     $2.42       $(.38)      $(.65)
                           ========= ========= =========== ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING
     BASIC                   11,886    11,755      11,799      11,839
                           ========= ========= =========== ===========
     DILUTED                 12,544    12,346      11,799      11,839
                           ========= ========= =========== ===========


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
                 -------------------------------------
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 -------------------------------------

(In thousands)

                                              March 31,    March 31,
                                                 2005         2004
                                             ------------ ------------
                                             (Unaudited)
      ASSETS
      ------

CURRENT ASSETS
     Cash and cash equivalents               $    57,333  $    93,191
     Accounts receivable, net                     37,273       40,460
     Inventories                                 101,867       94,459
     Deferred income taxes                         8,199        7,937
     Other current assets                         13,945       12,987
                                             ------------ ------------

        Total current assets                     218,617      249,034
                                             ------------ ------------

PROPERTY, PLANT AND EQUIPMENT, NET                75,402       81,193
                                             ------------ ------------

OTHER ASSETS
     Intangible assets, net                       35,468       35,619
     Other                                         4,419        4,551
                                             ------------ ------------

        Total other assets                        39,887       40,170
                                             ------------ ------------

        Total assets                         $   333,906  $   370,397
                                             ============ ============

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------

CURRENT LIABILITIES
     Notes payable                           $         -  $         -
     Current portion of long-term debt            10,442          335
     Other current liabilities                    56,297       60,886
                                             ------------ ------------

        Total current liabilities                 66,739       61,221
                                             ------------ ------------

LONG-TERM DEBT                                    40,000       50,251
                                             ------------ ------------

LONG-TERM OBLIGATIONS                              3,607        3,631
                                             ------------ ------------

DEFERRED INCOME TAXES                              7,071        6,142
                                             ------------ ------------

STOCKHOLDERS' EQUITY                             216,489      249,152
                                             ------------ ------------

        Total liabilities and stockholders'
         equity                              $   333,906  $   370,397
                                             ============ ============

    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900